CONTRACT DEVELOPMENT AND EXCLUSIVE LICENSING AGREEMENT
     THIS CONTRACT DEVELOPMENT AND EXCLUSIVE LICENSING AGREEMENT (“Agreement”) is made as of September 18, 2006, among Somanetics Corporation (the “Company”), NeuroPhysics Corporation (“NPC”), Hugh F. Stoddart (“HFS”) and Hugh A. Stoddart (“HAS”, and together with NPC and HFS, the “Consultants”).
RECITAL
     A. The Company desires to obtain the Consultants’ experience and abilities in connection with its development of new products and technologies described in this Agreement and has offered to engage the Consultants to render contract development and advisory services to the Company with respect to such development, all on the terms and conditions set forth in this Agreement.
     B. The Consultants desire to accept such engagement, all on the terms and conditions set forth in this Agreement.
     THEREFORE, the parties agree as follows:
1. New Products and Other Development and Consulting Services.
     a. New Products. Consultants will, on behalf of, and for, the Company and as its contract developers, consulting scientists and general advisors, conduct research into the feasibility of, and develop, the following potential new products and the related technologies (the “New Products”):
     i. Depth Resolved NIRS Technology. A non-invasive, portable, near infra-red spectroscopy (“NIRS”) monitor for measuring cerebral and somatic oxygen saturation of the blood, and potentially other variables, in adults, children and infants, including, without limitation, a monitor using NPC’s novel depth resolved NIRS technology (the “Depth Resolved NIRS Technology”).
     ii. Fetal Monitor. A non-invasive, portable, NIRS monitor for measuring the cerebral oxygen saturation of the blood, and potentially other variables, in a fetus during birth (the “Fetal Monitor”).
     iii. Deep Tissue Oximeter. A non-invasive, portable, NIRS monitor for measuring oxygen saturation, and potentially other variables, in deep tissues for assessing and controlling hemorrhagic shock, evaluating fetal brain oxygenation in the womb, and potentially other applications (the “Deep Tissue Oximeter”).
     iv. Hematoma Detection Device. A non-invasive, portable, NIRS device for locating and mapping hematomas, including, without limitation, hematomas in trauma patients with head injuries and intraventricular hemorrhage in neonates (the “Hematoma Device”).
     v. Blood Gas Monitor. A non-invasive, portable, NIRS, metabolite monitor, including, without limitation, a in vivo metabolite or blood gas monitor for quickly estimating O2, CO, hemoglobin, met-hemoglobin and potentially other variables (the “Blood Gas Monitor”).
     vi. Endoscopy. One, or more, imaging techniques associated with endoscopic apparatus, including, without limitation, such apparatus producing pseudo-color images of body tissues (“Endoscopy”).

     b. New Product Development Activities. For each of the proposed New Products, Consultants shall do the following, to the extent requested by the Company:
     i. Develop Prototypes. Develop and engineer experimental apparatus or functional product prototypes of the New Product suitable for validation testing in animals and/or humans to determine whether the New Product can be used to perform the functions described in paragraph 1.a with respect to that New Product, for example, measuring oxygen saturation in the blood, including in a fetus during birth, measuring oxygen saturation in deep tissues, evaluating fetal brain oxygenation in the womb, locating and mapping hemotomas, monitoring metabolites, measuring blood gasses in vivo and producing pseudo-color images of body tissues.
     ii. Validation Testing. In conjunction with the Company, identify and work with leaders in the medical fields served by the New Product at teaching hospitals and universities to determine the need for the New Product and the required validation and clinical trials to determine its feasibility and efficacy. Design and participate in validation testing of the New Product to determine whether the prototype device is able to perform the functions described in paragraph 1.a with respect to that New Product.
     iii. Assist in Developing Manufacturing Prototype. Assist the Company in its efforts to develop and engineer a production version of the New Product and its efforts to develop and engineer manufacturing and assembly processes and procedures for the New Product.
     iv. Assist in Designing and Executing Clinical Tests. Assist the Company in its efforts to design and execute preliminary and definitive clinical tests necessary to demonstrate the efficacy of the New Product and to obtain regulatory approvals (including in connection with applications under Section 510(k) of the Federal Food, Drug and Cosmetics Act) for commercial sales of the New Product, and assist the Company in identifying and engaging independent researchers to conduct such tests.
     v. Assist in Obtaining Regulatory Approvals and Intellectual Property Protection. Assist the Company in its efforts to prepare and defend any applications for regulatory (or self-regulatory) approvals necessary for such sales, including 510(k) applications submitted to the United States Food and Drug Administration. Also, assist the Company in its efforts to prepare patent and other intellectual property applications and registrations.
     vi. Training. Train Company personnel in the technology developed pursuant to this Agreement.
     c. General and Ongoing Consulting. With respect to any of the New Products, Consultants will provide ongoing (1) technical and general consulting and advice, and (ii) assistance with product designs, all at the request of the Company. Such consulting, advice and assistance shall be in connection with transfer of the Research and Development Product (as defined in paragraph 2.b.ii) to the Company, training of Company employees in the Research and Development Product, improvements to, or further developments or enhancements of, such products, support for such products and product development efforts with respect to such products. Examples of subjects of such consulting, advice and assistance include additional algorithm development, additional sensor development, proposed product enhancements, problem solving, research and development planning for the Company, and advice and assistance regarding interaction with, reports to, and responses to, the United States Food and Drug Administration. At the request of the Company, Consultants shall also evaluate papers regarding such products or competing products, Company or third party patents relating to such products or competing products and the products or competing products themselves, including complaints regarding alleged defects in such products. The Consultants shall not be obligated to provide more than 10 hours a week in the aggregate of such ongoing consulting and advice under this paragraph 1.c without the consent of the applicable Consultant. The ongoing consulting and advice described in this paragraph 1.c shall be performed at such places and times as are mutually acceptable to the Company and the applicable Consultants.
     d. Timing and Activities. The parties shall develop a project schedule (the “Project Schedule”) setting forth New Product development activities described in this Agreement and milestones for such New Product development and the time periods within which, and deadlines by which, the Consultants are required to use their best efforts to perform such development activities and reach such milestones, which Project Schedule the parties shall use commercially reasonable efforts to complete by November 30, 2006.
     e. Reports. Consultants shall provide the Company with progress reports by the 10th of each month and shall participate with Company representatives in a monthly review of the status of product development. Such reports and reviews shall include the status of the Consultants’ product development and testing activities and the results of such activities (including the efficacy of the tested products), the milestones accomplished, any changes in the estimated timing of remaining tasks and such additional information as shall be requested by the Company.
     f. Company Assistance. The Company will assist Consultants in the performance of their duties under this Agreement only to the extent it determines it has the resources to do so and is willing to do so.
2. Technology Access and Ownership.
     a. Existing Technology. The Company has provided and is providing Consultants with access to its proprietary technology solely to permit the Consultants to comply with their obligations under this Agreement. The parties acknowledge and agree that the Company remains the sole and exclusive owner of such technology.
     b. Technology Developed For the Company.
     i. Research and Development Product Ownership. Consultants agree that they will make and maintain adequate and current written records, in the form of notes, sketches, drawings or reports relating thereto, of all Research and Development Product, as defined in paragraph 2.b.ii. Consultants acknowledge and agree that all Research and Development Product, regardless of when developed, shall be and remain the sole and exclusive property of the Company and its assigns at all times, that all Research and Development Product is hereby assigned by the Consultants to the Company and that the Company and its assigns shall be the sole owner of all patents, copyrights, and other rights, including all proprietary rights, in connection therewith, subject only to (i) the rights of the United States Federal Government pursuant to FAR 52.227-11 attached as Exhibit A (“FAR 227-11”) in the “subject invention” (as defined in FAR 227-11) with respect to NPC’s agreements with the National Institutes of Health and the United States Army (the “Government Agreements”) relating to any of the New Products (the “Government Rights”), (ii) the royalties provided in paragraph 3.c, and (iii) the potential license in favor of NPC described in paragraph 2.d.

The Consultants shall report any and all Research and Development Product to the Company. All written records and/or objects whether made or otherwise kept by any Consultant relating to Research and Development Product shall be and remain the property of, and be available to, the Company at all times, which shall be the owner of any and all copyright property therein (and such property shall be deemed works made for hire for the Company). The Consultants further agree to assist the Company, from time to time, in every proper way, at the expense of the Company, in applying for, obtaining, maintaining and enforcing patents and/or copyright registration on Research and Development Product in any and all countries, which obligation shall continue beyond the termination of this Agreement and include assignment of existing patents and copyrights on Research and Development Product. The Consultants further agree to execute and deliver to the Company, from time to time, such instruments and documents (including formal assignment of patents and/or copyrights when desired) as the Company may reasonably request to assign any and all Research and Development Product to the Company.
     ii. Research and Development Product Definition. Consultants acknowledge and agree that for purposes of this Agreement, “Research and Development Product” shall include anything conceived, invented, discovered, developed, known, owned, licensed, sublicensed or otherwise acquired by any of the Consultants in the past, present or future (1) in connection with, or included in, the products described in this Agreement (including the New Products), (2) that is, or is related to, or is connected with, any technology (regardless of whether conceived, invented, discovered, developed, known, owned, licensed, sublicensed or otherwise acquired by any of the Consultants before, during or after the term of this Agreement) that allows or assists products in performing the functions described in paragraph 1.a, including, without limitation, NPC’s depth resolved NIRS technology and the technology covered in any of the Consultants’ patents and patent applications associated with the New Products (“Patents and Patent Applications”), (3) in connection with any past, present or future work by any of the Consultants for the Company or (4) in connection with any of the Company’s products or technology, including, without limitation, all past, present or future improvements, formulas, procedures, techniques, know-how, ideas and data, products, product concepts, prototypes, breadboards or work product generally relating in any way to or arising in any way from the New Products or technologies that allow or assist products in performing the functions described in paragraph 1.a, and any and all applications thereof, whether or not patentable or in written form and whether or not within the scope of this Agreement or any other past, present or future work by any of the Consultants for the Company, and any and all intellectual property, patents, copyrights, trademarks, and trade secrets relating to the foregoing, including, without limitation, NPC’s depth resolved NIRS technology and the Patents and Patent Application; provided that “Research and Development Product” shall not include the technology disclosed in European Patent Office patent application No. 02736744 filed effective May 9, 2002 for an invention of HAS and HFS entitled “A High Resolution Photon Emission Computer Tomographic Imaging Tool,” and United States patent application number 10/477,064, filed May 9, 2002 for an invention of HAS and HFS entitled “A High Resolution Photon Emission Computer Tomographic Imaging Tool,” including all related inventions, improvements, formulas, processes, and methods currently or in the future known to or owned by, or licensed or sublicensed or otherwise by NPC, and any of NPC’s and its Affiliates’ proprietary, technical information related to such technology and all software owned by NPC that is associated with and relevant to the SPECT-modality scanner that combines the scanning focal point and CT components.

c. FAR 227-11.
     i. Reports, Breadboards and Prototypes. The Company acknowledges that NPC and the other Consultants are required by FAR 227-11 and the Government Agreements to submit reports and breadboards, experimental apparatus or prototypes to the United States Army or the National Institutes of Health, as the case may be, with respect to the “subject invention” (as defined in FAR 227-11) in connection with the research and development of the applicable New Product funded, in part, by the applicable agency. The Company consents to the provision of such reports, breadboards, experimental apparatus and prototypes to the United States Army and the National Institutes of Health, as the case may be, pursuant to FAR 227-11 and the Government Agreements, provided that (i) the Consultants shall meet periodically with the Company to discuss the status of the development of the New Products and the confidential nature of such reports, prototypes, experimental apparatus, breadboards and other matters relating to the New Products, (ii) before submitting them to the applicable agency, the Consultants shall mark such reports, prototypes, experimental apparatus and breadboards, or such portions of them as shall be designated by the Company, as confidential as requested by the Company, (iii) the Consultants shall also use their best efforts to mark all such reports, prototypes, experimental apparatus and breadboards as confidential to the extent they reflect Research and Development Product or other intellectual property of the Company that is not otherwise explicitly, consciously, properly, legally and generally known in any industry in which the Company is engaged (other than by breach of this Agreement or the Confidentiality Agreement), and (iv) the Consultants shall submit a copy of such reports, prototypes, experimental apparatus and breadboards to the Company within a reasonable time after submitting them to the applicable agency.
     ii. Title to Subject Invention. Consultants shall elect in writing to retain title to any invention pursuant to FAR 227-11 and any similar requirement. Consultants shall do all acts, execute and deliver all documents, and obtain all consents, necessary or requested by the Company to transfer to, or confirm in, the Company all right, title and interest in and to, the Research and Development Product, subject only to (i) the Government Rights, (ii) the royalties provided in paragraph 3.c, (iii) the potential license in favor of NPC described in paragraph 2.d, and (iv) the next sentence. To the extent any such right, title or interest can not be transferred into the Company’s name, the Consultants (i) shall transfer or otherwise provide to the Company whatever right, title and interest in such Research and Development Product as can be transferred or provided to the Company to put the Company as closely as possible into the same position it would have been in if such right, title and interest could be, and had been, transferred into the Company’s name, and (ii) hereby grant the Company an exclusive, irrevocable, worldwide, license, with the right to sublicense and assign the license without consent, and use, make, operate and practice such right, title and interest in such Research and Development Product and to manufacture, make, use and sell the related products, subject only to (i) the Government Rights, (ii) the royalties provided in paragraph 3.c, and (iii) the potential license in favor of NPC described in paragraph 2.d. Consultants will not enter into any subcontracts with respect to, or assign, any of their rights or obligations under this Agreement without the Company’s prior express written consent.
d. Discontinued Development or Commercialization.
     i. Grant of License to NPC. The Company, in its sole discretion, may terminate development of any or all of the New Products at any time by notice to the Consultants pursuant to paragraph 4.a, and the development of any or all of the New Products may otherwise terminate pursuant to paragraph 4.a. If any of the following occurs with respect to a New Product (each considered separately):
     (1) the project under this Agreement (and related license fee provided in paragraph 3.b) relating to such New Products is terminated pursuant to paragraph 4.a before the Company determines, in its sole discretion, that it no longer requires the Consultants’ services under paragraphs 1.a and 1.b with respect to development activities relating to that New Product (“Development Termination”), or
     (2) within a reasonable time, determined by good faith negotiation between NPC and the Company (but in no event less than 18 months), after the Company receives clearance from the United States Food and Drug Administration to market such New Product in the United States (the “Commercialization Deadline”), the Company has not begun commercial sales of that New Product (“Commercialization Termination”), or
     (3) the Company notifies Consultants in writing within 10 years after the first commercial sale of such New Product that it has determined to cease commercial sales of that New Product (“Sales Termination”), then, effective on the date (i) of termination pursuant to paragraph 4.a with respect to a Development Termination, (ii) of the Commercialization Deadline with respect to a Commercialization Termination, or (iii) set forth in the notice of Sales Termination, as the case may be, the Company grants NPC the “License” (as defined in paragraph 2.d.ii) with respect to the applicable New Product.
     ii. “License”. For purposes of this Agreement, the “License” means
     (1) an exclusive, irrevocable, worldwide, license, with the right to sublicense and assign the license, to use, make, operate and practice all of the Company’s right, title and interest in the Research and Development Product used in the New Product(s) subject to Development Termination, Commercialization Termination or Sales Termination, but only to the extent necessary to manufacture, make, use and sell the New Product(s) subject to Development Termination, Commercialization Termination or Sales Termination,
     (2) a non-exclusive, irrevocable, worldwide, license, with the right to sublicense and assign the license, to use, make, operate and practice all of the Company’s right, title and interest in the Research and Development Product used in the New Product(s) subject to Development Termination, Commercialization Termination or Sales Termination, and
     (3) a non-exclusive, irrevocable, worldwide, license, with the right to sublicense and assign the license, to use, make, operate and practice all of the Company’s right, title and interest in the Company’s other proprietary technology, if any, used in the New Product(s) subject to Development Termination, Commercialization Termination or Sales Termination, but only to the extent necessary to manufacture, make, use and sell the New Product(s) subject to Development Termination, Commercialization Termination or Sales Termination,

all on the terms and conditions set forth in this paragraph 2.d, subject only to (i) the Government Rights, (ii) the royalties provided in paragraph 2.d.iv, and (iii) the rights retained by the Company where NPC is not given exclusive rights.
     iii. Additional Terms and Conditions of Licenses. NPC may not assign, or grant any sublicenses of, the License (or any part of the License) without the Company’s prior written consent, which consent shall not be unreasonably withheld. In connection with the License, any permitted assignment of the License and any permitted sublicense, Consultants may not disclose or use any of the Company’s trade secrets or other secret, confidential or proprietary information, or violate the Confidentiality Agreement described in paragraph 7.a, without the Company’s prior written consent, which consent shall not be unreasonably withheld. The Company shall be deemed to have reasonably withheld its consent to any such assignment or sublicense of the License (or any part of the License) or any such disclosure, use or violation, if it does not consent because it may suffer any financial damage or harm if it consents. Financial damage or harm shall not be the sole reason the Company may withhold consent, but shall be in addition to any other reason the Company may have to reasonably withhold consent.
     iv. Company Royalty. The Consultants shall pay the Company a royalty fee with respect to “net sales” of each New Product received within 10 years from the later of the date of the first commercial sale of such New Product or the granting of the License to NPC, on the same terms and conditions as the royalty payable to NPC and described in paragraph 3.c, except that (i) the parties are reversed, (ii) there is no deduction for any license fees, and (iii) the royalty shall apply to the License pursuant to this paragraph 2.d.
     v. No Further Development Obligations; Product Liability. If the Company terminates development of any or all of the New Products at any time by notice to the Consultants pursuant to paragraph 4, the Company shall not be responsible for any further development of such New Product or any funding or assistance in connection with any further development of such New Product undertaken by any of the Consultants or any third party. In addition, Consultants, and not the Company, shall be responsible for any product liability or similar claims, including without limitation claims based on the design or efficacy of such New Product, to the extent such New Product is manufactured or sold by any of the Consultants, by any of their distributors or by any sublicensee of any of the Consultants after the License of that New Product to Consultants pursuant to this paragraph 2.d.
3. Fees. As full and exclusive compensation to the Consultants for the performance of their services and duties under this Agreement, the Company shall pay the following:
     a. Initial License Fee. Simultaneously with the execution of this Agreement, the Company shall pay NPC $1,000,000 as payment for Research and Development Product developed before or after the date of this Agreement and being transferred to the Company pursuant to this Agreement and for the performance of the Consultants’ services and duties until the New Product license fees described in paragraph 3.b begin to accrue.
     b. New Product License Fees. Unless the parties otherwise agree, for the periods described in this paragraph 3.b, the Company shall pay NPC the following monthly license fees in connection with the product development activities described in paragraph 1.b for the following New Products:

New Product	Monthly License Fee Amount
Depth Resolved NIRS Technology	$5,000
Fetal Oximeter	$5,000
Deep Tissue Oximeter	$5,000
Hematoma Device	$5,000
Blood Gas Monitor	$5,000
Endoscopy	$5,000
Such license fees shall be paid in advance on the first business day of each calendar month for that calendar month and shall be pro rated for partial months of service. Such license fees shall begin accruing as of April 1, 2008 and no such license fees shall be due with respect to periods before that date. Such license fees shall continue to accrue until the related project is terminated pursuant to paragraph 4 or otherwise ends or until such license fees and the related services are terminated with respect to a particular New Product pursuant to paragraph 4.a. The license fees provided in paragraphs 3.a and 3.b supersede any written or oral agreement between the Company and any of the Consultants relating to any consulting services and any related fees, including any letter agreement between any of the Consultants and the Company.
     c. Royalties. The Company shall pay NPC a royalty fee with respect to “net sales” of each New Product received within 10 years from the date of the first commercial sale of such New Product. Such royalty fee for each New Product shall equal the following percentages of the following cumulative “net sales” of the following New Products, less (i) the amount of such royalty fee previously paid to NPC with respect to the applicable New Product, and (ii) the license fees paid to NPC pursuant to paragraph 3.b with respect to the applicable New Product:

	Photon	Fetal Monitor, Deep Tissue Oximeter,
	Storage	Hematoma Device, Blood Gas
Cumulative Net Sales	Technology	Monitor, Endoscopy Products
<$25 million	0.50%	2.00%
$25 million to $50 million	0.25%	1.50%
$50 million to $75 million	0.25%	1.00%
$75 million to $100 million	0.25%	0.75%
>$100 million	0.25%	0.50%
The royalty fee shall be payable quarterly within 60 days after the end of each of the Company’s fiscal quarters with respect to “net sales” of the New Products through the end of such fiscal quarter. For purposes of this royalty fee, if the Company sells the New Product, “net sales” means the gross amount actually paid to, and collected by, the Company for the commercial sale by the Company of the applicable New Product, net of (i) any freight, packaging and crating, transportation insurance, taxes or other charges collected by the Company, and (ii) any subsequent payments by the Company for discounts, rebates, returns, allowances, credits, reductions, or diminution of any nature whatsoever with respect to those prior commercial sales. For purposes of this royalty fee, if a third party sells the New Product pursuant to a license from the Company (not including licenses pursuant to paragraph 2.d) or a sale of any Research and Development Product relating to the applicable New Product by the Company or any other transfer by the Company of the right to manufacture, make, use and sell the applicable New Product (not including licenses pursuant to paragraph 2.d), “net sales” means, at the Company’s election, either (i) the same thing it means when the Company sells the New Product, except that the third party shall be substituted for the Company in the definition, or (ii) the same thing it means in the Company’s agreement with the third party, if any, as used to calculate the

Company’s royalty on such sale. If a party assumes the Company’s obligation to pay such royalties with respect to such third party’s sales of New Products, the Company shall be relieved of its obligation to pay such royalties with respect to such third party’s sales of New Products. If the applicable New Product is incorporated into a larger product sold as a unit, the portion of the “net sales” of the unit that is deemed attributable to the New Product for purposes of this royalty fee shall be the same as the portion of the Company’s total cost of goods sold with respect to such unit represented by the New Product (determined in accordance with generally accepted accounting principles).
     d. Expenses. The Company shall pay or reimburse NPC for all reasonable, ordinary and necessary (1) business travel expenses, including meals and lodging, (2) equipment, tooling, prototype and supplies expenses, and (3) other out-of-pocket expenses, all to the extent incurred by Consultants in connection with performing their duties under this Agreement, for which NPC will submit appropriate invoices and which otherwise comply with Company policies concerning reimbursement of business expenses. Any assets acquired as a result of such expenses reimbursed by the Company shall be owned by the Company and shall be delivered to the Company upon its request. NPC will provide the Company with applicable receipts upon the Company’s request. The Company will not reimburse Consultants for any other expenses they incur in the course of performing this Agreement or otherwise, unless otherwise approved by the Company in advance in writing, and unless so approved, Consultants shall bear all such expenses.
4. Term.
     a. New Products. The Company may, in its sole discretion, at any time and from time to time, upon written notice to NPC, terminate any or all of the projects under this Agreement (and related license fees provided in paragraph 3.b) relating to one or more of the New Products, all without any future obligations of Company, except as otherwise provided in paragraphs 2.d, 3.c and 3.d. With respect to each New Product, considered separately, if the Company fails to pay the license fee described in paragraph 3.b with respect to such New Product when due and such failure is not “Cured” (as defined in paragraph 4.a.i) within the “Cure Period” (as defined in paragraph 4.a.ii), the project under this Agreement (and related license fee provided in paragraph 3.b) relating to that New Product shall terminate as of the end of the “Cure Period” or, if earlier, upon written notice from the Company to NPC pursuant to this paragraph 4.a terminating the project under this Agreement relating to that New Product, and the Consultants shall have the rights described in paragraphs 2.d and 4.c with respect to that New Product. If not previously terminated by the Company, the license fees provided in paragraph 3.b with respect to a particular New Product shall terminate when the Company determines, in its sole discretion, that it no longer requires the Consultants’ services under paragraphs 1.a and 1.b with respect to development activities relating to that New Product.
     i. “Cured”. For purposes of this Agreement, “Cured” means that through the date of the applicable payment the Company paid in full (i) all of the expenses due pursuant to paragraph 3.d, (ii) any royalties due pursuant to paragraph 3.c, and (iii) all of the license fees due pursuant to paragraph 3.b with respect to the applicable New Product. If the Company’s payments are sufficient to pay in full the amounts described in clauses (i) through (ii) of this paragraph 4.a.i through the date of the applicable payment, but not all of the license fees due pursuant to paragraph 3.b, for purposes of determining whether the payment failure has been Cured with respect to a particular New Product, the remaining amount paid shall be applied to the license fees for the New Product(s) designated by the Company, or if not designated by the Company, in the order in which the New Products are listed in paragraph 3.b.

     ii. “Cure Period”. For purposes of this Agreement, the “Cure Period” with respect to any particular failure to pay the license fee due pursuant to paragraph 3.b with respect to a particular New Product when due shall mean the period beginning on the date such fee was due and ending 30 days after the date the Company receives notice from NPC stating (i) that the Company has failed to pay license fees due pursuant to paragraph 3.b (identifying the amount and nature of the fees not paid), (ii) the last day for making such payment without terminating the project under this Agreement relating to the New Product(s) (i.e., the end of the Cure Period), and (iii) that if the Company fails to make such payment by that date, the Consultants will have the rights described in paragraphs 2.d and 4.c of this Agreement, including potential transfer of rights in the applicable New Product(s) to NPC.
     b. General and Ongoing Consulting. The term of the general and ongoing consulting, and the Consultants’ obligations, under paragraph 1.1.c shall continue until the Company’s obligation to pay royalties under paragraph 3.c terminates.
     c. Remedy for Early Termination. Consultants’ sole and exclusive remedies for any failure by the Company to pay the license fees provided in paragraph 3.b when due shall be (i) to collect such license fees that are due, and (ii) to receive any rights provided in paragraph 2.d as and when provided in paragraph 2.d.
5. Patent Prosecution. The Company shall assume and have all right and authority to prosecute the existing patent applications that embody the Research and Development Product and to prosecute additional patents with respect to new developments and improvements related to the Research and Development Product, whether such developments and improvements are the result of efforts of the Company or any of the Consultants. The Consultants, at the Company’s expense, shall cooperate in the filing, prosecution and maintenance of all such patents.
6. Infringement.
     a. Infringement Actions. If the Company or any of the Consultants learns that a claim that has not been held invalid or unenforceable by a court of competent jurisdiction (a “Valid Claim”) in any issued and unexpired patent covered by the Research and Development Product is allegedly infringed or contributorily infringed by a third party, the party learning of the alleged infringement or contributory infringement shall promptly notify the other parties. Within 30 days after learning of such infringement or contributory infringement, the Company shall notify NPC of its decision whether or not to bring an action against the alleged infringer. If the Company brings an action for infringement or contributory infringement, each of the Consultants will cooperate with the Company and the Company will bear all costs and the expenses relating to the litigation and will be entitled to all damages and other recoveries awarded in such litigation. If the Company decides not to bring an action for infringement or for contributory infringement, then NPC shall have the right, but not the obligation, to bring an action in the name of NPC, HAS, HFS, and/or the Company. The Company will cooperate with NPC in any such action. NPC shall bear all costs and expenses relating to such litigation, and NPC will be entitled to all damages and other recoveries awarded in such litigation.
     b. Company Infringement. If the Company is charged with or sued in any country for infringement of any patent or intellectual property rights of a third party by doing acts necessary to practice the inventions of Research and Development Product, each of the Consultants shall cooperate and assist the Company in the disposition of each such charge and in the defense of any such suit at the Company’s expense.

     c. Invalidity. If a declaratory judgment action alleging invalidity or non-infringement of any of the Research and Development Product shall be brought against the Company, each of the Consultants shall cooperate and assist the Company in the defense of the action.
     d. Cooperation. In any infringement suit that any party may institute to enforce the Research and Development Product pursuant to this Agreement, the other parties shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like.
7. Miscellaneous.
     a. Confidentiality Agreement. Simultaneously with the execution of this Agreement, each of the Consultants is executing and delivering to the Company a Confidentiality Agreement. Consultants acknowledge and agree that all matters relating to this Agreement and any activities performed pursuant to this Agreement and all Research and Development Product are deemed privileged, confidential, proprietary and/or secret information pertaining to the Research and Development Product or pertaining to the business of the Company for purposes of the Confidentiality Agreement, except to the extent explicitly, consciously, properly, legally and generally known in any industry in which the Company is engaged (other than by breach of this Agreement or the Confidentiality Agreement). In addition, each Consultant agrees that at all times, both prior to and following the termination of this Agreement, he or it will keep in confidence and trust any privileged, confidential, proprietary and/or secret information pertaining to the business of the Company or any of its customers, employees or consultants, including, without limitation, any Research and Development Product, (1) which may be made known to him or it by the Company or its customers, employees or consultants, (2) which may be learned by him or it as a result of his or its engagement by the Company, or (3) which is Research and Development Product. Each Consultant further agrees that he or it will not, either prior to or following the termination of this Agreement, without the prior written consent of the Company, use, further develop, publicly disclose, lecture upon or publish articles concerning any of the aforesaid privileged, confidential, proprietary or secret information, until the License, if any, is granted to the Consultants under paragraph 2.d. Upon termination of this Agreement, whether by any Consultant, by the Company or upon the expiration of its term, for whatever reason, each Consultant agrees to deliver to the Company all drawings, blueprints, movies, letters, notes, notebooks, reports and all other documents, data, objects or things which describe or pertain to the Research and Development Product or the business of the Company, or any of its customers, clients, employees or consultants, or any other documents, data, objects or things which were developed by or made available to any Consultant during the term of his or its engagement by the Company and which are in any way attributable to or connected therewith, and that each Consultant will not take with him or it any such materials (or any reproductions thereof) except with the prior written consent of the Company.
     b. Representations, Warranties and Covenants. The Consultants, jointly and severally, represent and warrant to, and covenant with, the Company that
     i. the performance of this Agreement by each Consultant does not, and will not, breach any agreement of such Consultant to keep confidential any proprietary information acquired by any of the Consultants before the date of this Agreement;

     ii. the performance of this Agreement by each Consultants does not, and will not, breach any term of any agreement or arrangement any Consultant may have with others or any court order, judgment, decree or other obligation of any Consultant;
     iii. none of the Consultants has entered into, or will enter into, any agreement or arrangement of any nature which will be in conflict with this Agreement or any of the duties, obligations or agreements of any of the Consultants with the Company or the Company’s ownership and exclusive control of the Research and Development Product, except as described in paragraph 2.b.i in connection with the Government Agreements;
     iv. no consent or approval of any third party, government or regulatory authority is required for any of the Consultants to execute, deliver and perform their obligations under this Agreement, except as set forth in FAR 227-11 and the Government Agreements;
     v. Consultants will comply with all laws, regulations and orders in connection with their performance of their obligations under this Agreement;
     vi. Consultants will comply with the Government Agreements, FAR 227-11 and all other applicable regulations and obligations relating to such contracts, the New Products, this Agreement or any combination of the foregoing;
     vii. NPC is the sole owner of all right, title and interest in and to the Research and Development Product being transferred to the Company pursuant to this Agreement. NPC owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary to perform its obligations under this Agreement, without any conflict with, or infringement of the rights of, others. Consultants and the products and technologies they develop, including the New Products and the Research and Development Product they develop pursuant to, or in connection with, this Agreement, do not and will not infringe on the rights of any third party. Except for the Patent and the Patent Application, there are no patents issued or other patent applications filed in any country covering any of the Research and Development Product. NPC has no knowledge of any fact which casts substantial doubt on the validity of the Patent and the Patent Application. Except as previously disclosed to the Company, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is NPC bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. NPC has not received any communications alleging that NPC has violated or, by conducting its business as proposed will violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity, nor is NPC aware of any basis therefor. NPC is not aware that any of its employees is obligated under any contract (including license, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of NPC or that would conflict with NPC’s business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of NPC’s business by the employees of NPC, nor the conduct of NPC’s business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is not obligated.

     viii. this Agreement has been duly authorized by each of the Consultants and is a valid and binding obligation of each of them, enforceable in accordance with its terms;
     ix. during the term of this Agreement, no Consultant shall undertake any employment or enter into any arrangement whereby his or its services will be used for or made available to any other person or entity in connection with or involving optical examination, measurement or analysis of body tissue or in any other way for purposes conflicting with, competitive to, or overlapping the business or technological interests (including research and development) engaged in or actively contemplated by the Company at the time of such other employment or arrangement is being considered prior to being undertaken; and
     x. each Consultant shall promptly disclose to the Company any of his or its dealings, whether or not in violation of any term of this Agreement, which may constitute a conflict of interest.
     c. Copies of Funding Agreements. Consultants shall provide the Company, as soon as practicable, with a copy of all funding proposals and agreements received by them from third parties with respect to any of the Company’s products or technology, including the Government Agreements.
     d. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns. This Agreement is personal to each of the Consultants, and none of the Consultants may assign or transfer any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the Company, and any purported assignment or transfer by any of the Consultants shall be void. The Company may assign its rights and delegate its duties under this Agreement without the consent of any of the Consultants, and the Company shall have no further obligations under this Agreement after any such assignment and delegation. Any assignee of the Company shall be deemed to be the Company for all purposes of this Agreement, and such assignment shall not be deemed to be a termination by the Company of the development of any or all of the New Products.
     e. Entire Agreement. This Agreement, including the exhibits, schedules, documents, certificates and instruments referred to in this Agreement and the Confidentiality Agreement embody the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements, commitments and understandings, written or oral, between the parties with respect to such subject matter, and any such prior agreements or understandings are merged into this Agreement, including, without limitation, the Consulting Agreement, dated as of February 28, 1983, between the Company and HFS, the related Consulting Order, and any licenses or obligations under the Consulting Order, including, without limitation, any licenses under paragraph 2.d. of the Consulting Order, are hereby terminated and of no further force or effect.
     f. Independent Contractor. Nothing in this Agreement shall be considered to create the relationship of employer and employee between the Company and any Consultant. Each Consultant shall at all times and for all purposes be deemed to be an independent contractor.
     g. Modification. This Agreement shall not be amended or modified unless such modification or amendment is in a written instrument signed by all parties to this Agreement.

     h. Governing Law. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement.
     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth in the introductory paragraph of this Agreement.

Somanetics Corporation
By:	/s/ BRUCE BARRETT
Bruce Barrett
Its: President and Chief Executive Officer

NeuroPhysics Corporation
By:	/s/ HUGH A. STODDART
Hugh A. Stoddart
Its: President

/s/. HUGH F. STODDART
Hugh F. Stoddart

HUGH A. STODDART
Hugh A. Stoddart